ALEXANDER & BALDWIN, INC.
                            EXECUTIVE SEVERANCE PLAN

                                  INTRODUCTION


                  The purpose of the Alexander & Baldwin, Inc. Executive Severance Plan (the "Plan") is to retain key employees and to encourage such employees to use their best business judgment in managing the affairs of Alexander & Baldwin, Inc. and its divisions and subsidiaries (collectively, the "Company"). Therefore, the Company is willing to provide the severance benefits described below to protect these employees if involuntarily terminated without cause or laid off from employment as part of a job elimination/restructuring or reduction in force. It is further intended that this Plan will complement other compensation program components to assure a sound basis upon which the Company will retain key employees.

                                    Article 1
                           Definitions and Exclusions

                  Whenever used in this Plan, the following words and phrases shall have the meanings set forth below. When the defined meaning is intended, the term is capitalized:


                  1.1      "Base Salary" means the total amount of base salary
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payable to the participant at the salary rate in effect on the last day of the participant's employment with the Company. Base Salary does not include bonuses, reimbursed expenses, credits or benefits under any plan of deferred compensation to which the Company contributes, or any additional cash compensation or compensation payable in a form other than cash.

                  1.2      "Cause" means termination from employment with the
                            -----
Company upon:

                  1.2(a)   the willful and continued failure by the participant
substantially to perform the participant's duties with the Company (other than any such failure resulting from the participant's incapacity due to physical or mental Disability). For the purposes of this subparagraph and subparagraph 1.2(b), no act, or failure to act, on the participant's part shall be considered "willful" unless done, or omitted to be done, by the participant not in good faith and without reasonable belief by the participant that his/her action or omission was in the best interest of the Company; or

                  1.2(b)   the willful engaging by the participant in conduct
that is demonstrably and materially injurious to the Company, monetarily or otherwise.

                  1.3      "Disability" means the participant's suffering a
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sickness, accident or injury that has been determined by the carrier of any individual or group disability insurance policy covering the participant, or by the Social Security Administration, to be a disability rendering the participant totally and permanently disabled. The participant must submit proof to the Plan Administrator of the carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

                  1.4      "Layoff" means the elimination of a job due to
                            ------
economic reasons, whether or not as part of job elimination or restructuring, or as a reduction-in-force affecting one or more positions. Layoff does not include resignation from employment or termination by reason of death, Disability, or discharge for Cause. A participant is not considered to have been laid off, andwill not be entitled to severance benefits described in Article 3, if the Plan Administrator determines, in its discretion, that either the Company or a purchaser or other successor has offered comparable employment to the participant to commence after the participant's termination, whether or not the participant accepts the position offered.

                                    Article 2
                            Eligibility for Benefits

                  2.1      Eligibility. To be eligible for Plan benefits,
                           -----------
employees must serve in a job categorized as Alexander & Baldwin, Inc. Chief Executive Officer, Band A, or Band B under the Company's job evaluation program. Exceptions (additions or deletions) to the eligibility requirements can be made only by the Alexander & Baldwin, Inc. Chief Executive Officer, with the approval of the Compensation Committee of the Board of Directors.

                  2.2      Benefits. Except as provided in Section 2.3, if the
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Company terminates the participant's employment involuntarily and without Cause or because of a Layoff, the Company shall pay to the participant the severance benefits described in Section 3.1. A participant receiving benefits under this Agreement shall not be eligible for benefits under Alexander & Baldwin Human Resources Policy No. 1.08, Matson Navigation Company (and its wholly owned subsidiaries) Personnel Policy Bulletin No. 1.08, or any other or successor separation policy or policies.

                  2.3      Change in Control. In the event of a "change in
                           -----------------
control of the Company," meaning a "Change in Control Event," as defined in Internal Revenue Service Notice 2005-1 or any successor guidance issued by the Internal Revenue Service, the terms of the Company's agreement with any participant concerning a change in control of the Company, and not this Plan, shall govern.

                  2.4      Plan Administration. Alexander & Baldwin, Inc. shall
                           -------------------
serve as the Plan Administrator. The Plan Administrator is responsible for the general administration and management of this Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply this Plan and to determine all questions relating to eligibility for benefits. This Plan shall be interpreted in accordance with its terms and their intended meanings. However, the Plan Administrator and all plan fiduciaries shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion they deem to be appropriate in their sole discretion, and to make any findings of fact needed in the administration of this Plan. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

                                    Article 3
                               Severance Benefits

                  3.1      Type and Amount of Benefits.  If severance benefits
                           ---------------------------
become payable under this Plan, benefits shall consist of the following:

                  3.1(a)   Monetary Payments/Reimbursement. The participant
                           -------------------------------
shall receive an amount equal to six (6) months of the participant's Base Salary, one-twelfth of which shall be payable monthly for a period of one year, beginning in the first month following the date of the participant's termination. Should the participant execute (and not revoke) a release agreement prepared by the Plan Administrator, the participant shall receive additional amounts as follows: (i) an amount equal to six (6) months of the participant's Base Salary, one-twelfth of which shall be payable monthly for a period of one year, beginning in the first month following the date of the participant's termination; (ii) reimbursement for individual outplacement counseling services in an amount not to exceed ten thousand dollars ($10,000.00); and, (iii) a pro rated share of the award opportunity at "Target" under the Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan and the Alexander & Baldwin, Inc. Three-Year Performance Improvement Incentive Plan, as applicable, that otherwise would have been payable to the participant had the participant remained employed until the end of the applicable performance period(s) of such plans. The payment under this subsection 3.1(a)(ii) and (iii) shall be payable upon the expiration of the seven-day revocation period contained in the release agreement prepared by the Plan Administrator and executed by the participant.

                  3.1(b)   Benefits. For the period that separation payments
                           --------
continue under subparagraph 3.1(a) above, or until the participant becomes employed with another employer offering any such benefits (whichever is earlier), Group Life Insurance and Accidental Death & Dismemberment Insurance shall continue as they were in effect for the participant on the date of the participant's termination of employment.

                  3.1(b)(i) Group Medical, Dental, Drug and Vision Coverage. For
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a maximum period of twelve (12) months following termination, or until the participant becomes employed with another employer offering any such benefits (whichever is earlier), the Company shall reimburse the participant for the amount of the premiums payable by the participant for post-termination continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Payment of premiums for COBRA coverage beyond twelve (12) months following termination is the sole responsibility of the participant.

                  3.2      Death Benefits. If the participant dies during the
                           --------------
severance benefit period, the severance benefits as described in this Article 3 that have not yet been paid shall be paid to the participant's designated beneficiary.

                  3.3      Compensation Committee Discretion. The severance
                           ---------------------------------
benefits as described in this Article 3 may be increased or decreased by the Compensation Committee in its absolute discretion. Such adjustments may be applied selectively with respect to one or more individual participants.

                                    Article 4
                                Employment Status

                  4.1      Right to Terminate Employment. This Plan shall not be
                           -----------------------------
deemed to constitute an employment contract between the Company and the participant. Nothing contained herein shall give the participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the participant at any time, nor shall it give the Company the right to require the participant to remain in its employ or to interfere with the participant's right to terminate employment at any time.

                  4.2      Status During Benefit Period. Commencing upon the
                           ----------------------------
date of the participant's termination from employment, the participant shall cease to be an employee of the Company for any purpose. The payment of severance benefits under this Plan shall be payments to a former employee.

                                    Article 5
                          Claims and Review Procedures

                  5.1      Claims Procedure.  Any individual ("claimant") who
                           ----------------
has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

                  5.1(a)   Initiation - Written Claim. The claimant initiates a
                           --------------------------
claim by submitting to the Plan Administrator a written claim for the benefits.

                  5.1 (b)  Timing of Plan Administrator Response. The Plan
                           -------------------------------------
Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the date by which the Plan Administrator expects to render its decision.

                  5.1(c)   Notice of Decision. If the Plan Administrator denies
                           ------------------
part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  5.1(c)(i)   The specific reason for the denial,

                  5.1(c)(ii) A reference to the specific provisions of the Plan on which the denial is based,

                  5.1(c)(iii) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  5.1(c)(iv) An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

                  5.1(c)(v)   A statement of the claimant's right to bring a
civil action under the Employee Retirement Income Security Act of 1974 (ERISA)
Section 502(a) following an adverse benefit determination on review.

                  5.2      Review Procedure. If the Plan Administrator denies
                           ----------------
part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

                  5.2(a)   Initiation - Written Request. To initiate the review,
                           ----------------------------
the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

                  5.2(b)   Additional Submissions - Information Access. The
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claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  5.2(c)   Timing of Plan Administrator Response. The Plan
                           -------------------------------------
Administrator shall respond to the claimant's request for review within 60 days after receiving the request. If the Plan Administrator determines that special circumstances require additional time for processing the request, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the date by which the Plan Administrator expects to render its decision.

                  5.2(d)   Notice of Decision. If the Plan Administrator affirms
                           ------------------
the denial of part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth the specific reason for the denial and a reference to the specific provisions of the Plan on which the denial is based.

                  5.3      Authority. In determining whether to approve or deny
                           ---------
any claim or any appeal from a denied claim, the Plan Administrator shall exercise its discretionary authority to interpret the Plan and the facts presented with respect to the claim, and its discretionary authority to determine eligibility for benefits under the Plan. Any approval or denial shall be final and conclusive upon all persons.

                                    Article 6
                               General Provisions

                  Nothing herein contained shall be construed to limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Company or to terminate a participant's employment with the Company at any time, all of which rights and powers are hereby expressly reserved.

                  It is intended that the Plan shall continue from year to year, subject to an annual review by the Board of Directors. However, the Board of Directors reserves the right to modify, amend or terminate the Plan at any time; provided, that no amendment or termination shall affect the rights of participants to receive Plan benefits finally determined by the Plan Administrator but unpaid at the time of such termination or amendment.

                                    Article 7
                                  Miscellaneous

                  7.1      Nonalienation. No benefit payable at any time under
                           -------------
this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.

                  7.2      Tax Withholding. The Company shall withhold any
                           ---------------
applicable income or employment taxes that are required to be withheld from the severance benefits payable under this Plan.

                  7.3      Applicable Law. This Plan is a welfare plan subject
                           --------------
to ERISA and it shall be interpreted, administered, and enforced in accordance with that law.

                  IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Plan to be executed by its duly authorized officers effective as of the 1st day of January, 2006.



                                 ALEXANDER & BALDWIN, INC.


                                 By /s/ Ruthann S. Yamanaka
                                    ----------------------------------
                                    Its Vice President


                                 By /s/ Alyson J. Nakamura
                                    ----------------------------------
                                    Its Secretary